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                                                                       EXHIBIT 3

                                    GMO TRUST
                     GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC
                                 40 ROWES WHARF
                                BOSTON, MA 02110

                                                                 ______ __, 2005

Investors Bank & Trust Company
Financial Products Services
200 Clarendon Street
Boston, Massachusetts 02116

Re: Amendment to the Custodian Agreement (the "Agreement"), dated August 1,
    1991, by and among GMO Trust, Grantham, Mayo, Van Otterloo & Co. LLC ("GMO") and Investors Bank & Trust Co. ("IBT"), as amended (the "Custodian Agreement") and the Amended and Restated Delegation Agreement, dated as of June 29, 2001, by and between IBT and GMO Trust, and on behalf of certain of its series of the Trust, as amended (the "Delegation Agreement").

Ladies and Gentlemen:

     GMO Trust hereby notifies you that it has established six additional series of shares, namely, GMO U.S. Growth Fund, GMO U.S. Intrinsic Value Fund, GMO U.S. Small/Mid Cap Growth Fund, GMO U.S. Small/Mid Cap Value Fund, GMO U.S. Core Equity Fund, and GMO U.S. Value Fund (the "New Funds"). The Trust (as defined in each of the Custodian Agreement and the Delegation Agreement) desires that you serve as (i) custodian of the assets of the New Funds under the terms of the Custodian Agreement and (ii) delegate with respect to the assets of the New Funds under the terms of the Delegation Agreement.

     If you agree to so serve as custodian and delegate for the New Funds, kindly sign and return to the Trust the enclosed counterpart hereof, whereupon each of the New Funds shall be deemed a "Fund" under each of the Custodian Agreement and Delegation agreement. This letter agreement shall constitute an amendment to the Custodian Agreement and the Delegation Agreement and, as such, a binding agreement among the Trust, GMO (only in the case of the Custodian Agreement) and you in accordance with its terms.

                                        Sincerely,

                                        GMO TRUST


                                        By:
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                                        Name:
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                                        Title:
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Investors Bank & Trust Company         -2-                       ______ __, 2005


                                        GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC


                                        By:
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                                        Name:
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                                        Title:
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The foregoing is hereby accepted and
agreed.

INVESTORS BANK & TRUST COMPANY


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Name:
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Title:
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